FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE
January 24, 2008

FIRST PACTRUST BANCORP, INC. ANNOUNCES 2008 ANNUAL MEETING DATES

Chula Vista, CA – January 24, 2008 – (NASDAQ – FPTB) – First PacTrust Bancorp, Inc., the parent corporation of Pacific Trust Bank, has announced that its 2008 annual meeting of shareholders will be held 9:00 a.m. PDT on Wednesday, April 16, 2008, at the Bonita Golf Club located at 5540 Sweetwater Road, Bonita, California. Shareholders of record as of March 7, 2008 will be entitled to notice of and to vote at the meeting. At the meeting, shareholders will elect two directors, and transact such other business as may properly come before the meeting or any adjournment thereof.

As of September 30, 2007, the Company had consolidated total assets of $770.5 million and stockholders equity of $83.6 million, with 4,398,738 shares of common stock currently outstanding. More information about the Company can be found on its website at http://www.firstpactrustbancorp.com.

Contact:
Hans Ganz, President and CEO
Phone:(619) 691-1519

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